                                                                   EXHIBIT 10.47



                    PARTNERSHIP INTEREST PURCHASE AGREEMENT
                      GROVE CITY FACTORY SHOPS PARTNERSHIP
                                 BY AND BETWEEN
                               PRIME RETAIL, L.P.
                                  AS PURCHASER
                                      AND
                           THE FRU-CON PROJECTS, INC.
                                   AS SELLER
                            DATED AS OF MAY 6, 1996

                               TABLE OF CONTENTS
                    PARTNERSHIP INTEREST PURCHASE AGREEMENT
                      GROVE CITY FACTORY SHOPS PARTNERSHIP



1.         DEFINITIONS.......................................................................          1
2.         SALE AND PURCHASE.................................................................          1
3.         PURCHASE PRICE; RETIREMENT OF EXISTING NOTES......................................          1
4.         PROJECT AS-IS.....................................................................          1
5.         COVENANTS.........................................................................          1
6.         REPRESENTATIONS AND WARRANTIES....................................................          4
7.         CONDITIONS........................................................................          6
8.         CLOSING...........................................................................          7
9.         DELIVERIES........................................................................          8
10.        CLOSING FEES AND ADJUSTMENTS......................................................          9
11.        CASUALTY; CONDEMNATION............................................................          9
12.        BROKERS...........................................................................         10
13.        REMEDIES..........................................................................         10
14.        INDEMNIFICATION...................................................................         11
15.        AMENDMENT AND WAIVER..............................................................         12
16.        NOTICES...........................................................................         12
17.        GOVERNING LAW.....................................................................         13
18.        COUNTERPARTS......................................................................         13
19.        FURTHER ASSURANCES................................................................         13
20.        ASSIGNMENT........................................................................         13
21.        SEVERABILITY......................................................................         14
22.        CONFIDENTIALITY...................................................................         14
23.        SUCCESSORS AND ASSIGNS............................................................         14
24.        TIME..............................................................................         14
25.        FACSIMILE EXECUTION...............................................................         14

                    PARTNERSHIP INTEREST PURCHASE AGREEMENT
                      GROVE CITY FACTORY SHOPS PARTNERSHIP



    THIS PARTNERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 6th day of May, 1996 by and between PRIME RETAIL, L.P., a Delaware limited partnership ("Purchaser"), and THE FRU-CON PROJECTS, INC., a Florida corporation ("Seller").



                                   RECITALS:



    A. Seller and Purchaser are the permitted successors, respectively, of Fru-Con Development of Pennsylvania, Inc. ("FCDP") and Pittsburgh Factory Shops Limited Partnership ("PFSLP"), as sole general partners (the "Partners") of Grove City Factory Shops Partnership (the "Partnership").



    B. FCDP and PFSLP entered into that certain Partnership Agreement of Grove City Factory Shops Partnership, dated as of November 11, 1993, as amended by a First Amendment, dated as of December 10, 1993, a Second Amendment, dated as of December 28, 1993, a Third Amendment, dated as of March 22, 1994, a Fourth Amendment, dated as of September 30, 1994, a Fifth Amendment, dated as of December 20, 1994, a Sixth Amendment, dated as of August 10, 1995, and as may be further amended after the date of this Agreement (collectively, the "Partnership Agreement").



    C. The Partnership owns certain real property located in Springfield Township, Mercer County, Pennsylvania, described on EXHIBIT A, attached hereto and incorporated herein by this reference (the "Property").



    D. The Property is currently improved and is operated as a factory outlet shopping center which has been constructed in three phases, each consisting of multiple buildings or structures (which phases, together with the appropriate portions of the Property, are referred to individually as a "Phase" and collectively as the "Project").



    E. The Project is encumbered by three mortgage loans (individually, the "Phase I Loan," "Phase II Loan," and "Phase III Loan;" collectively, the "Existing Mortgage Loans"), which Existing Mortgage Loans and notes payable (the three notes are hereinafter collectively referred to as the "Existing Notes") are generally described on EXHIBIT B attached hereto. By prior agreement between the Partnership and its lender, there has been established a maximum sum permitted to be drawn on each of the Existing Notes (the "Maximum Permitted Draw"), which is listed on EXHIBIT B. Approved closeout summaries for each of the Existing Mortgage Loans is attached to EXHIBIT B.



    F. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, upon and subject to the terms, provisions and conditions set forth herein, all of Seller's right, title and interest in the Partnership, generally described as a fifty percent (50%) general partnership interest in the Partnership, free and clear of all liens, encumbrances, security interests and other claims (the "Seller Interest").

                                   AGREEMENT:



    NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties hereinafter set forth, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:



    1. DEFINITIONS: As used herein, the terms (a) "PERSON" shall mean an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or a federal, state or municipal body or any agency or political subdivision thereof; (b) "INCLUDING" shall mean including, without limiting the generality of the foregoing; (c) the masculine shall include the feminine and the neuter; (d) except as otherwise provided herein, "THE ACTUAL KNOWLEDGE" of a person or any similar phrase shall mean, with respect to such person, the present actual knowledge, without independent investigation or inquiry, of such person's officers and employees who, in the ordinary course of such person's business, are responsible for the matters stated; (e) "BUSINESS DAY" shall mean any calendar day other than Saturday, Sunday, holiday and any day on which banks in Chicago, Illinois and St. Louis, Missouri are authorized to close; (f) "FRU-CON ENTITIES" shall mean Seller, Fru-Con Construction Corporation, Fru-Con Development Corporation and third parties reasonably within the control of Seller, Fru-Con Construction Corporation or Fru-Con Development Corporation; (g) "PRIME ENTITIES" shall mean Purchaser, Prime Retail, Inc., and third parties reasonably within the control of Purchaser or Prime Retail, Inc.; and (h) "TITLE COMPANY" shall mean Chicago Title Insurance Company (Pittsburgh, Pennsylvania office).



    2.    SALE  AND  PURCHASE.    Seller,  in  consideration  of  the covenants,
agreements, representations and warranties herein contained and made by Purchaser, agrees to sell, convey and assign to Purchaser under the terms and conditions set forth hereinbelow, and Purchaser, in consideration of the covenants, agreements, representations and warranties herein contained and made by Seller, agrees to purchase and accept under the terms and conditions and for the purchase price set forth hereinbelow, the Seller Interest.



    3. PURCHASE PRICE; RETIREMENT OF EXISTING NOTES. The total purchase price for the Seller Interest shall be Eight Million Dollars ($8,000,000), net of all closing expenses and adjustments (the "Purchase Price"); PROVIDED, HOWEVER, that each party shall separately bear the fees and costs of its own counsel except to the extent it is expressly provided otherwise in this Agreement. At the Closing (as defined in Paragraph 8), Purchaser shall cause the Existing Notes to be paid in full and shall pay Seller the Purchase Price and Seller's Share of the Partnership Distributable Funds (as defined and described in Paragraph 10(B)), payable by wire transfer of immediately available Federal funds.



    4. PROJECT AS-IS. The parties acknowledge that Purchaser and/or its affiliates have materially and substantially participated in all aspects of the planning, development, construction, leasing and management of the Project and that, therefore, the Project is accepted by Purchaser "as-is, where-is," without representation or warranty of any kind by Seller, except as otherwise expressly provided in this Agreement, including the matters described on EXHIBIT B-1, which shall be completed by the Partnership and funded by additional draws on the Phase III Loan. Subject to the foregoing, and at no cost to Seller, Seller shall fully cooperate with Purchaser, and shall use reasonable efforts to cause the Partnership to fully cooperate with Purchaser, in Purchaser's inspection and review of the Partnership and the Project.



    5.  COVENANTS.



       (A) SELLER COVENANTS: Between the date of this Agreement and the earlier of the date of the termination of this Agreement or the date of the
    Closing, Seller shall:



           (i) promptly after Seller's receipt thereof, deliver to Purchaser a copy of any and all material reports, documents and other written information received by Seller and relating to the Project;



           (ii) continue to perform its obligations under, and abide by the terms of, the Partnership Agreement; PROVIDED, HOWEVER, that the Partnership's 1996 operating budget shall be applied pro rata to the period commencing January 1, 1997, and ending on the date of Closing; and FURTHER, PROVIDED, that Seller shall have no obligation to contribute capital to the Partnership for any capital expenditures in excess of the Maximum Permitted Draws, except for its pro rata share for the capital items specified in the 1996 Capital Budget attached to the 1996 Operating Budget of the Partnership;



          (iii) promptly notify Purchaser of any event, fact or circumstance of which Seller is or becomes aware which, in the reasonable judgment of Seller, may materially and adversely affect the operation of the Project or construction of that portion of the Project over which Seller or Fru-Con Construction Corporation has managerial responsibility; and



           (iv) with Purchaser, finance, develop, construct and operate a fourth Phase of the Project ("Phase IV") substantially in the same manner as the third Phase of the Project ("Phase III") in accordance with and subject to the following terms, conditions and obligations (which shall survive a termination of this Agreement):



               (a) Phase IV shall be constructed in accordance with the budget, leasing plan and leasing status report attached hereto as EXHIBIT C (the "Phase IV Plans"), which are hereby approved by the parties in their capacities as Partners of the Partnership, it being agreed that the conditions of the development of Phase IV enumerated in Section
           7.4 of the Partnership Agreement are hereby waived. The Partners further agree to a Phase IV construction schedule that will provide for a November 1, 1996, completion date, subject to the delivery of
           (1) acceptable architectural plans by May 10, 1996, and (2) acceptable civil engineering plans by May 17, 1996. The Phase IV Plans, including the budget, may be amended from time to time by agreement of the parties, which shall not be unreasonably withheld or delayed. Seller agrees that it will approve: (1) all Phase IV leases that conform to the attached Phase IV leasing plan if there is a reasonable expectation that the pro forma annual rental income for Phase IV will be achieved, and (2) all leases with Phase IV tenants identified on the attached leasing pro forma if such leases contain terms substantially similar to the terms on the pro forma. Seller further agrees that it will not withhold its approval of any proposed amendment to the Phase IV Plans PROVIDED that Seller reasonably determines that the proposed amendment will not materially impair the marketability or value of the Project and will not materially adversely affect Seller;



               (b) project responsibilities for the development and construction of Phase IV will be substantially the same as provided for Phase III;



               (c) the development and construction of Phase IV shall be financed initially with a loan from an affiliate of Seller to the Partnership (the "Phase IV Loan"), in an amount not to exceed the lesser of the Phase IV budget (as attached hereto) or Eleven Million Dollars ($11,000,000), which Purchaser and Seller shall cause to be executed within thirty (30) days after the date of this Agreement;



               (d) the terms and conditions of the Phase IV Loan will be substantially the same as those of the Phase III Loan, subject to the following additional provisions:



                   (1) the lender shall have no further obligation to fund the Phase IV Loan, and it shall accelerate and be due and payable in full, on the earlier to occur of (1) the thirtieth (30th) day after the termination of this Agreement for any reason other than a default by Seller under this Agreement, or (2) the date of the Closing;



                   (2) in the event of an acceleration of the Phase IV Loan due to a termination of this Agreement, Seller and Purchaser shall be required to make equal capital contributions to the Partnership in an amount sufficient to repay the Phase IV Loan in its entirety (the "Phase IV Capital Contributions"), and the failure of a Partner to make its Phase IV Capital Contribution within thirty (30) days after termination of this Agreement shall constitute an "Event of Default" under the Partnership Agreement;

                   (3) in the event of a termination of this Agreement due to a default by Seller, the Phase IV Loan shall remain in full force and effect, shall have the same payment terms as the Phase III Loan, and shall be paid in full and terminate on the same date as the Phase III Loan is required to be paid in full and terminate;



               (e) upon execution and delivery of the documents evidencing the Phase IV Loan, it shall be deemed and treated as one of the Existing Mortgage Loans, and the promissory note given by the Partnership pursuant to the Phase IV Loan shall be deemed and treated as one of the Existing Notes which Purchaser shall cause to be paid in full at the Closing;



               (f) to the extent the Phase IV budget (as attached hereto or as may be subsequently amended by agreement of the parties ) exceeds the Phase IV Loan, the excess amount (the "Unfunded Costs") shall be funded solely by Purchaser by means of a subordinate loan to the Partnership (the "Subordinate Loan"), and Seller shall have no obligation to pay, and shall be indemnified by Purchaser for the payment of, the Unfunded Costs. The terms of the Subordinate Loan shall be as follows:



                   (1) the Subordinate Loan shall constitute an interest free (subject to clause (2) below) unsecured obligation of the Partnership to Purchaser subordinate to: (1) the Existing Mortgage Loans, (2) all Partnership expenses, (3) all payments due Seller under this Agreement upon the occurrence of the Closing, and (4) Seller's Preference (as defined in Paragraph 13(C) hereof) and the Phase IV Capital Contributions, upon a sale of the Project or the Seller Interest following a termination of this Agreement for any reason other than a default by Seller or a termination under Paragraph 11 (relating to casualty or condemnation);



                   (2) in the event of a termination of this Agreement due to the default of Seller hereunder, the Subordinate Loan shall remain subordinate to the Existing Mortgage Loans, but shall otherwise: (1) accrue interest, commencing on the date this Agreement terminates, at the same rate of interest applicable to the Phase III Loan, and (2) be payable by the Partnership out of "Available Cash Flow" (as defined in the Partnership Agreement) in monthly installments of principal and interest (based on a five (5) year fully amortized term) commencing on the second anniversary of the date of this Agreement;



                   (3) Purchaser shall be obligated to fund the Subordinate Loan
               (the proceeds of which shall be disbursed in accordance with approved draw requests) only after the proceeds of the Phase IV Loan have been fully disbursed (or after the termination of the Phase IV Loan pursuant to clause (d)(2), as the case may be) but otherwise prior to the time for payment of Unfunded Costs, and the failure of Purchaser to timely fund the Subordinate Loan shall constitute an "Event of Default" under the Partnership Agreement; and



               (g) except as provided in clause (d)(2), above, Seller shall have no obligation to make any capital contribution to the Partnership for the development or construction of Phase IV.



       (B) PURCHASER COVENANTS: Between the date of this Agreement and the earlier of the termination of this Agreement or the date of the Closing,
    Purchaser shall:



           (i) within ten (10) Business Days after the receipt of any documentation provided by Seller in accordance with this Agreement, deliver to Seller a written acknowledgement of receipt thereof, further specifying, with particularity, any matters contained in the documents so delivered which Purchaser contends are in breach of Seller's obligations hereunder, it being agreed that Purchaser's failure to so specify within the ten (10) Business Day period shall constitute a waiver and acceptance by Purchaser of all matters disclosed by the documentation so delivered;

           (ii) continue  to perform  its obligations  under, and  abide by  the terms of, the Partnership Agreement; PROVIDED, HOWEVER, that the Partnership's 1996 operating budget shall be applied pro rata to the period commencing January 1, 1997, and ending on the date of Closing; and FURTHER, PROVIDED, that, subject to the provisions of Paragraph 4 and EXHIBIT B-1 (relating to additional undertakings to be funded by the Phase III Loan), Paragraph 5(A)(ii) (relating to approved 1996 capital expenditures to be funded by both Partners), and the Phase IV funding obligations set forth in this Paragraph, Purchaser shall be solely responsible for, and shall timely pay with its own funds, all costs and expenses incurred in the construction and development of each Phase of the Project to the extent such costs and expenses are in excess of the applicable Maximum Permitted Draw;



          (iii) with Seller, finance, develop, construct and operate Phase IV substantially in the same manner as Phase III in accordance with and subject to the terms, conditions and obligations (which shall survive a termination of this Agreement) enumerated in Paragraph 5(A)(iv) hereof, which are incorporated herein by this reference; and



           (iv) deliver to Seller, within ten (10) Business Days after the date of this Agreement, a certificate executed by Purchaser's chief financial officer stating, to his best knowledge, information and belief, that based on Purchaser's current financial condition, as supported by financial statements appended to the certificate, Purchaser's representation and warranty as set forth in Paragraph 6(B)(vi), is true and correct in all material respects.



    6.  REPRESENTATIONS AND WARRANTIES.



       (A) REPRESENTATIONS AND WARRANTIES OF SELLER: Seller represents and warrants to Purchaser that (except as otherwise provided below) on the date hereof and on the date of the Closing:



           (i) The Recitals as set forth at the beginning of this Agreement are true, correct, complete and accurate.



           (ii) Seller is a corporation, duly formed and validly existing under the laws of the State of Florida; and Seller has full power and authority to enter into this Agreement and has full power and authority to perform and satisfy all of Seller's obligations under this Agreement.



          (iii) Seller is the owner of the Seller Interest free and clear of any and all liens and encumbrances, subject, however, to the provisions of the Partnership Agreement.



           (iv) Except for any matters heretofore or hereafter caused by any of the Prime Entities or any affiliate thereof (and, as of the date of this Agreement, Seller has no knowledge of any such matters), there are no liens, encumbrances, servitudes, charges or security interests recorded or, to Seller's actual knowledge, unrecorded, against or affecting the Seller Interest, or any portion thereof.



           (v) Except for: (a) matters within the actual knowledge of Purchaser or otherwise disclosed in writing by Seller to Purchaser as of the date of this Agreement; (b) matters caused by any of the Prime Entities or any affiliate thereof; or (c) matters asserted against Seller in its capacity as a partner in the Partnership but which do not arise from the wrongful acts or omissions of any of the Fru-Con Entities or their affiliates (and, as of the date of this Agreement, Seller has no knowledge of any such matters); no actions, suits, investigations or proceedings involving any court, arbitrator or administrative or governmental body are pending or, to Seller's actual knowledge, are threatened against Seller which would materially adversely affect the Seller Interest or Seller's ability to materially perform or satisfy the obligations of Seller set forth this Agreement.



           (vi) The persons executing this Agreement and all other documents required to consummate the transactions contemplated hereby on behalf of Seller are duly authorized to execute this Agreement and will be duly authorized to execute such other documents as required hereunder on behalf of Seller and to bind Seller.

          (vii) This Agreement has been and all of the agreements, contracts, instruments, certificates and other documents to be delivered by Seller to Purchaser at Closing will have been duly authorized, executed and delivered by Seller, and this Agreement is, and such agreements, contracts, instruments, certificates and other documents will be, the legal, valid and binding obligations of Seller, and this Agreement is, and such agreements, contracts, instruments, certificates and other documents will be, enforceable in accordance with their terms, subject to insolvency, bankruptcy or similar proceedings or laws pertaining to creditors rights or other equitable principles, and the performance by Seller of the transactions contemplated by this Agreement will not violate or constitute a breach of the Seller's articles of incorporation or bylaws or any resolution of the shareholders, directors or officers of Seller, or any contract, permit, license, order or decree to which Seller is a party or by which Seller or its assets are bound.



         (viii) To the actual knowledge of Seller, except for matters within the actual knowledge of, or caused by, any of the Prime Entities or any affiliate thereof, the portion of the Project for which Seller and/or Fru-Con Construction Corporation and/or any other Fru-Con Entity has had, and/or will have, primary responsibility to construct pursuant to the Partnership Agreement have been, and will be, upon completion of construction, constructed in substantial conformance with the applicable approved plans and specifications, and are, and will be, upon completion of construction, free from material faults and defects.



    In the event at any time prior to Closing, Seller learns or has reason to believe that, if then made, any of the aforesaid representations and warranties would not be true or valid in any material respect, Seller shall immediately notify Purchaser in writing and therein specify the matters rendering or likely to render such representations or warranties untrue or invalid. Upon such notice, Seller shall cure, or cause the cure of, such untruth or invalidity as quickly as reasonably possible, but in any event prior to the earlier to occur of (i) thirty (30) days after its provision of the notice, or (ii) the date of Closing. All representations and warranties contained in this Agreement shall be deemed remade as of the date of Closing and shall survive the Closing for a period of two (2) years from the date of Closing.



    (B) REPRESENTATIONS AND WARRANTIES OF PURCHASER: Purchaser represents and warrants to Seller that, on the date hereof and on the date of the Closing:



           (i) The Recitals as set forth at the beginning of this Agreement are true, correct, complete and accurate.



           (ii) Purchaser is a limited partnership duly formed and validly existing under the laws of the State of Delaware; and Purchaser has full power and authority to enter into this Agreement and to perform and satisfy all of Purchaser's obligations hereunder, or the instruments to be executed and delivered by Purchaser at the Closing.



          (iii) Except for: (a) matters within the actual knowledge of Seller or otherwise disclosed in writing by Purchaser to Seller as of the date of this Agreement; (b) matters caused by any of the Fru-Con Entities or any affiliate thereof; or (c) matters asserted against Purchaser in its capacity as a partner in the Partnership but which do not arise from the wrongful acts or omissions of any of the Prime Entities or their affiliates (and, as of the date of this Agreement, Purchaser has no knowledge of any such matters); no actions, suits, investigations or proceedings are pending or, to the best of Purchaser's knowledge, threatened against Purchaser which would materially and adversely affect Purchaser's ability to perform or satisfy the obligations of Purchaser set forth in or contemplated by this Agreement.



           (iv) The persons executing this Agreement and all other documents required to consummate the transactions contemplated hereby on behalf of Purchaser are duly authorized to execute this Agreement and will be duly authorized to execute such other documents as required hereunder on behalf of Purchaser and to bind Purchaser.



           (v) This Agreement has been and all of the agreements, contracts, instruments, certificates and other documents to be delivered by Purchaser to Seller at Closing will have been, duly authorized, executed and delivered by Purchaser, and this Agreement is, and such agreements, contracts, instruments, certificates and other documents will be, the legal, valid and binding obligations of Purchaser, and this Agreement is, and such agreements, contracts, instruments, certificates and other documents will be, enforceable in accordance with their terms, subject to insolvency, bankruptcy or similar proceedings or laws pertaining to creditors rights or other equitable principles, and the performance by Purchaser of the transactions contemplated by this Agreement will not violate or constitute a breach of Purchaser's partnership agreement or any partners' resolution of Purchaser or any contract, permit, license, order or decree to which Purchaser is a party or by which Purchaser or its assets are bound.



           (vi) Purchaser will have at all times between July 1, 1996, and the completion of the Closing, funds available within thirty (30) days of demand in the aggregate sum of Five Million Five Hundred Thousand Dollars ($5,500,000), plus the amount of the Unfunded Costs, and Purchaser is authorized to expend such amounts for the development and construction of Phase IV in the event of the early termination of the Phase IV Loan and/or the occurrence of Unfunded Costs, as the case may be.



    In the event at any time prior to Closing, Purchaser learns or has reason to believe that, if then made, any of the aforesaid representations and warranties would not be true or valid in any material respect, Purchaser shall immediately notify Seller in writing and therein specify the factors rendering or likely to render such representations or warranties untrue or invalid. Upon such notice, Purchaser shall cure, or cause to be cured, such untruth or invalidity as quickly as reasonably possible, but in any event prior to the earlier to occur of (i) thirty (30) days after its provision of the notice, or (ii) the date of Closing. All representations and warranties contained in this Agreement shall be deemed remade as of the date of Closing and shall survive the Closing for a period of two (2) years from the date of Closing.



    7.  CONDITIONS.



       (A) PURCHASER CONDITIONS: The obligations of Purchaser under this Agreement are conditioned upon and subject to the satisfaction (or waiver in writing by Purchaser) of each of the following conditions:



           (i) Seller shall have performed and complied with all material agreements, covenants and conditions to be performed or complied with on or prior to the date of the Closing, it being understood and agreed that Seller shall have satisfied all of its covenants and obligations under Paragraph 5(A)(iv) by providing the Phase IV Loan in accordance with the terms of this Agreement.



           (ii) Purchaser shall have received a certificate executed by Seller to the effect that all representations and warranties made by Seller in this Agreement are true and correct in all material respects on and as of the date of the Closing with the same effect as if such representations and warranties had been made on and as of the date of Closing.



          (iii) Purchaser shall have received evidence, reasonably satisfactory to Purchaser, that Seller has, pursuant to all necessary action, approved this Agreement and the consummation of the transactions contemplated hereby.



           (iv) All material actions required to be taken by Seller in connection with the consummation of the transactions contemplated hereby shall have been completed on or prior to the date of the Closing (except if and to the extent that Seller is prevented from doing so by a default by Purchaser), and all documents incident thereto shall be in form and substance reasonably satisfactory to Purchaser and Seller, and Purchaser shall have received a copy of all documents Purchaser is entitled to receive hereunder and which Purchaser has reasonably requested hereunder.



           (v) At no cost to Seller, Seller shall have complied with all procedures reasonably required by the Title Company or which are customary or appropriate in transactions similar to the transactions contemplated hereby.

           (vi) The Title Company shall be prepared to issue an endorsement (in form and substance reasonably satisfactory to Purchaser) to the existing title policies of the Partnership (the "Endorsement") upon extinguishment of the Existing Mortgage Loans, conveyance of the Seller Interest to Purchaser and payment of the Purchase Price to Seller, which Endorsement will increase the aggregate amount of coverage of such title policies to an aggregate amount equal to the sum of the Existing Mortgage Loans, plus the Subordinate Loan, plus Eight Million Dollars ($8,000,000).



    If, due to the acts or omissions of any of the Fru-Con Entities or any affiliate of any of the Fru-Con Entities or of third parties within the reasonable control of the Fru-Con Entities or any affiliate of any of the Fru-Con Entities, any of the aforementioned conditions have not been satisfied or waived by Purchaser on or before Closing, then Purchaser shall provide Seller with written notice of default hereunder, and Seller shall satisfy such condition or conditions as soon as reasonably possible, but in any event prior to the earlier to occur of (i) thirty (30) days after Seller's receipt of the notice, or (ii) the date of Closing.



       (B) SELLER CONDITIONS. The obligations of Seller under this Agreement are conditioned upon and subject to the satisfaction (or waiver in writing by Seller), of each of the following conditions:



           (i) Purchaser shall have performed and complied with all material agreements, covenants and conditions to be performed or complied with by Purchaser on or prior to the date of the Closing.



           (ii) Seller shall have received a certificate executed by Purchaser to the effect that all representations and warranties made by Purchaser in this Agreement are true and correct in all material respects on and as of the date of the Closing with the same effect as if such representations and warranties had been made on and as of the date of the Closing.



          (iii) Seller shall have received evidence, reasonably satisfactory to Seller, that Purchaser has, pursuant to all necessary action, approved this Agreement and the consummation of the transactions contemplated hereby.



           (iv) All material actions required to be taken by Purchaser in connection with the consummation of the transactions contemplated hereby shall have been completed on or prior to the date of the Closing (except if and to the extent that Purchaser is prevented from doing so by a default by Seller), and all documents incident thereto shall be in form and substance reasonably satisfactory to Purchaser and Seller, and Seller shall have received a copy of all documents Seller is entitled to receive hereunder and which Seller has reasonably requested hereunder.



    If, due to the acts or omissions of any of the Prime Entities or any affiliate of any of the Prime Entities or of third parties within the reasonable control of the Prime Entities or any affiliate of any of the Prime Entities, any of the aforementioned conditions have not been satisfied or waived by Seller on or before Closing, then Seller shall provide Purchaser with written notice of default hereunder, and Purchaser shall satisfy such condition or conditions as soon as reasonably possible, but in any event prior to the earlier to occur of
(i) thirty (30) days after Purchaser's receipt of the notice, or (ii) the date of Closing.



    8. CLOSING. When used herein the term "Closing" shall mean the conveyance by Seller of the Seller Interest to Purchaser, the payment by Purchaser of the Purchase Price and Seller's Share of Partnership Distributable Funds to Seller, and the payment in full and release of the Existing Notes and Existing Mortgage Loans, all in accordance with the provisions of this Agreement. The Closing shall take place at the office of the Title Company (and may be effected by Escrow Agreement (as defined in Paragraph 9(A)(v)) on February 28, 1997, or such earlier date as may be specified by Purchaser by written notice to Seller delivered at least thirty (30) days prior to the specified Closing date, PROVIDED that all conditions to Purchaser's and Seller's respective obligations to close under this Agreement have been satisfied or waived in writing. Subject to the terms of the preceding sentence, the parties shall specify a mutually agreeable date (the "Delivery Date"), such date to be not less than five (5) days prior to the Closing date, but which all deposits to be made pursuant to Paragraph 9 hereof shall be made, except the deposit by Purchaser of the Purchase Price.

    9.  DELIVERIES.



       (A) DELIVERIES BY SELLER: Provided that all conditions precedent to Seller's obligations under this Agreement are satisfied, on or prior to the Delivery Date, Seller shall (y) deliver, or cause to be delivered, to Purchaser or (z) deliver to the Title Company, as escrowee, the following, all in form and substance reasonably satisfactory to Purchaser and Seller:



           (i) an assignment, assumption and indemnity agreement, duly executed and acknowledged by Seller and Purchaser and any and all other appropriate persons, conveying to Purchaser or Purchaser's permitted assignee, title to the Seller Interest, free and clear of all encumbrances, which assignment and assumption shall be substantially in the form attached hereto as EXHIBIT D;



           (ii) an affidavit pursuant to which Seller will state that it is not a "foreign person or entity" as that term is defined in the Federal Foreign Investment in Real Estate Tax Act of 1980 and the 1984 Tax Reform Act, each as amended;



          (iii) such other documents, instruments and certificates consistent with this Agreement as may be necessary or appropriate in order to complete the transactions contemplated (including such documentation as may be reasonably required by the Title Company in connection with the issuance of the Endorsement by reason of the sale of the Seller Interest hereunder) in this Agreement, including, but not limited to, a certificate of Seller acknowledging that all conditions set forth or described in Paragraph 7(B) hereof are satisfied or waived;



           (iv) a certificate executed by Seller to the effect that all representations and warranties made by Seller in this Agreement are true and correct in all material respects on and as of the date of the Closing; and



           (v) if the parties agree to effect an escrow closing, a closing escrow agreement concerning the transactions contemplated under this Agreement by and among Purchaser, Seller and Title Company, in form and content reasonably acceptable to Purchaser and Seller (the "Escrow Agreement").



       (B) DELIVERIES BY PURCHASER: Provided that all conditions precedent to Purchaser's obligations under this Agreement are satisfied, on or prior to the Delivery Date (except that Purchaser shall cause the amounts required to be paid pursuant to Paragraph 9(B)(iv) to be paid by wire transfer of immediately available funds at Closing), Purchaser shall (y) deliver, or cause to be delivered, to Seller or (z) deliver to the Title Company, as escrowee, the following, all in form and substance reasonably satisfactory to Seller and Purchaser:



           (i) an assignment, assumption and indemnity agreement, duly executed and acknowledged by Seller and Purchaser and any and all other appropriate persons, conveying to Purchaser, or Purchaser's permitted assignee, title to the Seller Interest, free and clear of all encumbrances, which assignment and assumption shall be substantially in the form attached hereto as EXHIBIT D;



           (ii) such other documents, instruments and certificates consistent with this Agreement as may be necessary or appropriate in order to complete the transactions contemplated in this Agreement, including, but not limited to, a certificate of Purchaser acknowledging that all conditions set forth or described in Paragraph 7 (A) hereof are satisfied or waived;



          (iii) a certificate executed by Purchaser to the effect that all representations and warranties made by Purchaser in this Agreement are true and correct in all material respects on and as of the date of the Closing;



           (iv) the Purchase Price, plus Seller's Share of the Partnership Distributable Funds (as described in Paragraph 10), plus funds in an amount sufficient to pay off the Existing Notes, pursuant to which the Existing Mortgage Loans shall be extinguished; and



           (v) if an escrow closing is undertaken, the Escrow Agreement.

    10.  CLOSING FEES AND ADJUSTMENTS.



       (A) FEES. Purchaser shall pay any and all transfer and recording fees imposed by any state, county or local law or ordinance upon the sale of the Seller Interest to Purchaser and release of the Existing Mortgage Loans and other security documents. Purchaser shall pay the cost of the Endorsement and any other title insurance costs incurred in connection with the transactions contemplated in this Agreement.



       (B) PARTNERSHIP DISTRIBUTABLE FUNDS. It is expressly understood that the Seller Interest excludes fifty percent (50%)("Seller's Share") of all receipts of the Partnership, reduced by all expenses of the Partnership, determined on an accrual basis ("Partnership Distributable Funds"). Subject to the provisions set forth below regarding deferred payment, Seller's Share of the Partnership Distributable Funds shall be paid to Seller on the Closing date.



       (C) PARTNERSHIP PRORATIONS: For the purpose of determining Partnership Distributable Funds due Seller at Closing, prorations of all Partnership receipts and expenses shall be made on a per diem basis as of midnight of the day preceding the date of Closing.



       (D) CALCULATION AND PAYMENT OF PARTNERSHIP DISTRIBUTABLE FUNDS: At least twenty (20) days prior to the date of Closing, accounting representatives of Purchaser and Seller shall meet and jointly prepare a schedule of the Partnership Distributable Funds and the adjustments and prorations to be applied in accordance with this Paragraph. The parties shall use best efforts to complete and jointly approve such a schedule five (5) Business Days prior to the Closing date. The schedule shall be based on one hundred percent (100%) of the Partnership Distributable Funds, plus seventy-five percent (75%) of the Partnership's net current assets. The net current assets shall include a reasonable estimate of current assets (including, but not limited to, amounts due for base rents, tenant reimbursements, percentage rents, ect., and excluding rent normalization receivables) and current liabilities (including, but not limited to, accrued property operating expenses and common area maintenance reserves, tenant deposits, real estate taxes, etc). No later than thirteen (13) months after the Closing date, the parties shall jointly prepare a reconciliation of the estimated amounts and the balance of any amounts due shall thereupon by paid.



       (E) COMPLETION OF PHASE IV CONSTRUCTION. In the event construction of Phase IV has commenced but is not complete or is subject to the completion of punch-list items on the completion of Closing, then (i) Seller shall complete construction of that portion of Phase IV for which it and Fru-Con Construction Corporation ("FCCC") are responsible under the Partnership Agreement, based on the approved plans and specifications for Phase IV and in compliance with a reasonable schedule to be agreed upon by Purchaser and Seller; (ii) Purchaser shall complete construction of that portion of Phase IV for which it is responsible under the Partnership Agreement; and (iii) Purchaser shall provide funds or otherwise arrange for financing in an amount sufficient to complete construction of Phase IV. Notwithstanding the foregoing, upon completion of Closing, at Purchaser's election, Purchaser may assume FCCC's Phase IV responsibilities, in which event FCCC shall receive that percentage of its total Phase IV compensation and reimbursements as shall equal the percentage of completion of its work at the time of Purchaser's assumption.



    11. CASUALTY; CONDEMNATION. In the event between the date of this Agreement and the date of Closing, all or any portion of the Project is damaged or destroyed by fire or other casualty, or an action or proceeding is instituted by any governmental authority for the condemnation of all or any portion of the Project, Purchaser shall immediately notify Seller in writing of such occurrence. If, in the reasonable estimate of the parties, the diminution in fair market value of the Project as a result of the condemnation proceeding, or the cost of repairing the damaged portion of the Project (as the case may be) will be less than Five Million Dollars ($5,000,000), then Purchaser and Seller shall consummate the transactions contemplated by this Agreement subject to the terms and conditions of this Agreement, except that if the cost of repairs has not been paid for or otherwise accounted for in determining the Partnership Distributable Funds, the Purchase Price shall be reduced by an amount equal to fifty percent (50%) of such portion of the cost of repairs as is not reimbursed or reimbursable by insurance. Any insurance or condemnation proceeds, as the case may be, shall not be included in the calculation of Partnership Distributable Funds. If the diminution in fair market value of the Project as a result of the condemnation proceeding, or the cost of repairing the damaged portion of the Project (as the case may be) is estimated by the parties to be Five Million Dollars ($5,000,000) or more, Purchaser will elect to either:



        (A) terminate this Agreement, in which event all rights and obligations of the parties hereunder shall cease, except for those which, by their terms, survive a termination of this Agreement; or



        (B) consummate the transactions contemplated by this Agreement without reduction of the Purchase Price.



    Purchaser shall have thirty (30) days from the date of such damage or destruction within which to exercise its rights under Subparagraphs (A) or
    (B) above. In the event of any damage or destruction to the Project under circumstances in which Purchaser either elects or is required to consummate the transactions contemplated by this Agreement, and if the cost to repair the damage or destruction exceeds One Hundred Thousand Dollars ($100,000), Purchaser shall have the right, by written notice delivered to Seller, to extend the date for Closing for an amount of time reasonably required to repair the damage or destruction.



    12.  BROKERS.



        (A) Purchaser hereby represents to Seller that Purchaser has not relied upon any broker or other finder in connection with the transactions contemplated by this Agreement.



        (B) Seller hereby represents to Purchaser that Seller has not relied upon any broker or other finder in connection with the transactions contemplated by this Agreement.



        (C) Purchaser hereby agrees to indemnify Seller and hold Seller harmless from and against any and all brokerage commissions, finders fees and similar fees payable to any person claiming entitlement thereto by, through or under Purchaser, but not otherwise. Seller hereby agrees to indemnify Purchaser and hold Purchaser harmless from and against any and all brokerage commissions, finders fees and similar fees payable to any person claiming entitlement thereto by, through or under Seller, but not otherwise. The indemnities granted pursuant to this subparagraph (C) shall survive the Closing or termination of this Agreement.



    13.  REMEDIES.



       (A) PURCHASER'S REMEDIES. If, at or prior to Closing, (i) Purchaser is not in default of or under any of Purchaser's material agreements, covenants or obligations hereunder as of the date in question, and (ii) Seller has breached or is in default under any of its material representations, warranties, covenants or agreements contained in this Agreement, Purchaser shall give written notice to Seller of such breach or default. Seller shall with due diligence and in good faith cure such breach or default as quickly as possible, but in any event at or prior to Closing. If Seller shall fail to cure such breach or default at or prior to Closing, then Purchaser may avail itself of any and all rights and remedies at law or in equity, including but not limited to, the right to (1) terminate this Agreement; (2) collect monetary damages from Seller; or (3) enforce specific performance of this Agreement. The exercise (or failure to exercise) of any one of Purchaser's rights or remedies under this Agreement shall not be deemed to be in lieu of, or a waiver of, any other right of remedy contained herein or available to Purchaser at law or in equity.



       (B) SELLER'S REMEDIES. If, at or prior to Closing, (i) Seller is not in default of or under any of Seller's material agreements, covenants or obligations hereunder as of the date in question, and (ii) Purchaser has breached or is in default under any of its material representations, warranties, covenants or agreements contained in this Agreement, Seller shall give written notice to Purchaser of such breach or default. Purchaser shall with due diligence and in good faith cure such breach or default as quickly as possible, but in any event at or prior to Closing. If Purchaser shall fail to cure such breach or default at or prior to Closing, then, subject to the provisions of Paragraphs 13(C), 13(D) and 14 hereof, Seller's sole and exclusive remedy for all defaults by Purchaser under this Agreement shall be, by written notice to Purchaser, to terminate this Agreement and recover from Purchaser liquidated damages in the sum of Two Million Dollars ($2,000,000), which Purchaser covenants and agrees to deliver to Seller within (10) Business Days after receipt of Seller's notice of termination and demand, by wire transfer to Seller (in accordance with wire instructions to be furnished by Seller in the notice) of immediately available funds. The parties acknowledge that in the event of a breach or default by Purchaser under this Agreement which is not cured in accordance with this Agreement, a precise determination of the amount of Seller's damages would be extremely difficult to assess. The parties agree that Two Million Dollars ($2,000,000) constitutes a reasonable and acceptable amount of damages to be imposed upon Purchaser for all defaults in its performance under this Agreement, and such amount is not to be construed as a penalty. Subject to the provisions of Paragraphs 13(C), 13(D) and 14 hereof, Seller waives any and all other remedies against Purchaser on account of its defaults under this Agreement, including but not limited to specific performance or monetary damages other than the liquidated damages herein specified. Nothing herein shall preclude Seller from seeking any and all remedies available to it for any breach by Purchaser of its obligations under the Partnership Agreement.



       (C) SELLER'S PREFERENCE. In the event of a termination of this Agreement prior to completion of the Closing for any reason other than Seller's default hereunder or a termination by Purchaser under Paragraph 11 (due to condemnation or casualty), the proceeds of any subsequent sale of the Project or deemed sale of the Project (in the case of an election by
    Purchaser to purchase the Seller Interest under Section 6.10 of the Partnership Agreement) shall be distributed (or deemed distributed ) in the following order: first, in full payment of the Existing Mortgage Loans and all other Partnership liabilities to creditors other than Partners or their affiliates; second, to Purchaser and Seller, equally, in the amount of the Phase IV Capital Contributions; third, to Seller, in the amount of Eight Million Dollars ($8,000,000) (the "Seller Preference"); fourth, to Purchaser, in an amount equal to the sum of the Subordinate Loan plus Eight Million Dollars ($8,000,000); fifth, to the Partners, in an amount equal to their adjusted positive capital accounts; and the balance, if any, to the Partners in equal shares. This Paragraph shall be deemed an amendment to
    Section 11.2 of the Partnership Agreement and shall survive a termination of this Agreement, and the contents of this Paragraph 13(C) shall be included in an amendment to the Partnership Agreement to document the undertaking of Phase IV.



       (D) ATTORNEYS' FEES. If either Purchaser or Seller brings an action or takes any steps to enforce its rights under this Agreement, the successful party shall be reimbursed by the unsuccessful party for all costs of enforcement, whether or not litigation is involved, including reasonable attorneys' fees and court costs. Tender of assignments or purchase money shall not be necessary where the other party has defaulted.



       (E) SURVIVAL. The provisions of this Paragraph and Seller's and Purchaser's rights and obligations under this Paragraph shall survive the
    Closing or termination of this Agreement.



    14.   INDEMNIFICATION.   The provisions  of this Paragraph  shall apply only
upon the completion of the Closing and shall thereupon supersede all indemnity provisions set forth in the Partnership Agreement:



       (A) INDEMNIFICATION BY SELLER. Notwithstanding anything to the contrary in this Agreement or in any agreement, certificate, instrument or other document contemplated by this Agreement or delivered in connection with the transactions contemplated by this Agreement, Seller shall indemnify, protect, defend and hold harmless Purchaser from and against any and all losses, damages, costs, expenses, claims, liabilities and obligations, fixed or contingent (including, but not limited to, attorneys' fees and court costs)(each, a "Loss") suffered or incurred by Purchaser as a result or by reason of all liabilities or obligations, fixed or contingent, relating to or affecting the Project or the Seller Interest, or Seller's obligations under the Partnership Agreement, accruing or arising out of events occurring prior to the date of Closing and which were caused, in whole or in part, by Seller, PROVIDED, HOWEVER, to the extent any of the foregoing are caused in part by Purchaser, Seller shall only be liable to Purchaser for up to a maximum amount of fifty percent (50%) of such Loss, AND FURTHER PROVIDED that Seller shall not indemnify, protect, defend and hold harmless Purchaser as a result or by reason of: (A) all claims, pending or threatened, made by third parties and disclosed in writing to Purchaser, or otherwise within the actual knowledge of Purchaser, prior to the date of this Agreement; (B) any and all liabilities, expressly assumed in writing by Purchaser at the Closing; and (C) all other matters not caused, in whole or in part, by Seller.



       (B) INDEMNIFICATION BY PURCHASER. Notwithstanding anything to the contrary in this Agreement or in any agreement, certificate, instrument or other document contemplated by this Agreement or delivered in connection with the transactions contemplated by this Agreement, Purchaser shall indemnify, protect, defend and hold harmless Seller from and against any and all Losses suffered or incurred by Seller as a result or by reason of (i) any and all liabilities expressly assumed in writing by Purchaser at the Closing; (ii) any and all Losses accruing or arising out of events occurring prior to the date of Closing and which were caused, in whole or in part, by Purchaser, PROVIDED, HOWEVER, to the extent any such Loss is caused in part by Seller, Purchaser shall only be liable to Seller for up to a maximum amount of fifty percent (50%) of such Loss, and (iii) all other Losses, liabilities or obligations relating to or affecting the Project, the Partnership or the Seller Interest, accruing or arising out of events occurring on or after the date of the Closing.



       (C) LIMITATION OF LIABILITY. In connection with any matter in this Agreement with respect to which a party's (the "First Party's")
    obligation to disclose (whether by written notice, or based on actual knowledge, or otherwise) provides a basis for the other party's (the "Second Party's") remedies hereunder, if the First Party proves that the Second Party had written notice or actual knowledge of the matter at issue, and the First Party did not have written notice or actual knowledge of such matter, then the Second Party shall be precluded from asserting any remedy by reason of the occurrence of such matter.



       (D) SURVIVAL. The provisions of this Paragraph 14 and Seller's and Purchaser's obligations under this Paragraph 14 shall survive the Closing for a period of two (2) years, and Purchaser shall have the right to pursue any and all rights and remedies, at law or in equity, for or with respect to any claim arising or resulting from Seller's obligations under Paragraph 14(A) hereof; and, notwithstanding the provisions of Paragraph 13(B) hereof, Seller shall have the right to pursue any and all rights and remedies, at law or in equity, for or with respect to any claim arising or resulting from Purchaser's obligations under Paragraph 14(B) hereof.



    15.  AMENDMENT AND WAIVER.



        (A) Purchaser and Seller each reserves the right to waive any of the conditions precedent to its obligations hereunder. No such waiver, and no modification, amendment, discharge or change of or to this Agreement, except as otherwise provided herein, shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge, or change is sought.



        (B) This Agreement contains the entire agreements between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.



    16. NOTICES. All notices, demands, requests and other communications under this Agreement shall be in writing and shall be deemed properly served when delivered, (a) if delivered by hand to the party to whose attention it is directed, (b) if mailed postage prepaid, by registered or certified mail, return receipt requested,  (c)  if  sent  by  private  receipt  courier  guaranteeing  next day delivery, delivery charges prepaid, or (d) if transmitted by facsimile transmission, provided receipt of the notice is confirmed in writing by a representative of Seller or Purchaser, as the case may be, addressed as follows:



    A. If intended for Seller, to :



       Fru-Con Development Corporation
       15933 Clayton Road
       Ballwin, Missouri 63022
       Attn.: President
       Telephone No.: (314) 391-4543
       Facsimile No.: (314) 391-4624



       with a copy to:



       Fru-Con Development Corporation
       15933 Clayton Road
       Ballwin, Missouri 63022
       Attn.: General Counsel
       Telephone No.: (314) 391-4679
       Facsimile No.: (314) 391-4624



    B.  If intended for Purchaser, to:



        Prime Retail, L.P.
       100 East Pratt Street
       19th Floor
       Baltimore, Maryland 21202
       Attn.: President
       Telephone No.: (410) 234-0782
       Facsimile No.: (410) 234-1761



        with a copy to:



        Prime Retail, L.P.
       100 East Pratt Street
       18th Floor
       Baltimore, Maryland 21202
       Attn.: General Counsel
       Telephone No.: (410) 234-1773
       Facsimile No.: (410) 234-1761



or at such address or to such other party which any party entitled to receive notice hereunder designates to the others in writing.



    17.   GOVERNING  LAW.   The validity, meaning  and effect  of this Agreement
shall be determined in accordance with the internal laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed in that state.



    18.    COUNTERPARTS.    This  Agreement  may  be  executed  in  two  or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



    19. FURTHER ASSURANCES. Seller and Purchaser agree at any time, and from time to time, to execute any and all documents reasonably requested by the other party to carry out the intent of this Agreement and to accomplish and effect the transactions contemplated by this Agreement.



    20. ASSIGNMENT. Purchaser may not assign this Agreement without obtaining the prior written consent of Seller, such consent not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that Purchaser may assign this Agreement to any one or more of the Prime Entities without the consent of Seller, but subject to providing Seller with prior written notice thereof. Any assignment by Purchaser, to be effective, shall be delivered to Seller and shall provide that the assignee assumes all of the obligations and duties under the Agreement to be performed by Purchaser. Notwithstanding any such assignment, Purchaser shall remain liable and responsible for all obligations and duties of Purchaser hereunder. All references to Purchaser in this Agreement shall be deemed references to both Purchaser and Purchaser's permitted assignee under this Paragraph.



    21. SEVERABILITY. If any provision or provisions, or any portion of any provision or provisions, of this Agreement is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Seller and Purchaser that any portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interest of Seller and Purchaser under the remainder of this Agreement shall continue in full force and effect.



    22. CONFIDENTIALITY. All reports, documents, information, instruments or matters disclosed or provided to Purchaser by Seller or by any other person or entity or which Purchaser obtains pertaining to or related to the Project (collectively, the "Information") is proprietary and confidential to Seller. Purchaser shall maintain the Information in confidence and not disclose the Information to any third party. Notwithstanding the preceding sentence, Purchaser may disclose the Information to those of its employees, agents, attorneys, environmental consultants, contractors, lenders, potential lenders, underwriters, and investment bankers on a "need to know" basis. Purchaser may disclose the Information as may be required by governmental laws, regulations or court orders, or to obtain governmental approvals, permits or licenses. Seller acknowledges that Purchaser is presently preparing a public stock offering and may be required to disclose the contents of this Agreement in connection with the stock offering, and Seller consents to any disclosure required in connection therewith. Purchaser shall use reasonable efforts to obtain an agreement with the parties to whom the Information is disclosed that such parties will treat the Information as confidential to the same extent as provided in this Agreement. If the use of the Information prior to the Closing is requested pursuant to any court proceeding, administrative filing or matter or any other legal action or claim, Purchaser shall notify Seller of such request and, if requested by Seller, Purchaser shall seek a protective order preventing disclosure of the Information to third parties or to the general public. The terms of this Paragraph shall survive the Closing of the transactions contemplated under this Agreement or the termination of the Agreement in accordance with the terms hereof.



    23. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.



    24.  TIME.  Time is of the essence of this Agreement.



    25. FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendments or other document executed in compliance with this Paragraph.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



                                          PURCHASER:



                                          PRIME RETAIL, L.P.



                                          By: Prime Retail, Inc., its general
                                          partner



                                              By ________Glenn D. Reschke_______



                                              Title __Executive Vice-President__



                                          SELLER:



                                          THE FRU-CON PROJECTS, INC.



                                              By ___________Paul Sauer__________



                                              Title __________PRESIDENT_________

                                   EXHIBIT A
                       LEGAL DESCRIPTION OF THE PROPERTY



TRACT 1:



    All that certain parcel of land situate in Springfield Township, Mercer County, Pennsylvania, bounded and described as follows:



        Beginning at a 2-inch iron pipe on the south right-of-way line of SR 0208 at the northwest corner of land of Michael C. Kristyak and the northeast corner of the herein described parcel of land; thence south Q DEG.11'26" west along the west line of land of Michael C. Kristyak a distance of 200.00 feet to a point; thence south 89 DEG.48'34" east along the south line of land of Michael C. Kristyak a distance of 353.11 feet to the west right-of-way line of Interstate 79; thence along the west right-of-way line of Interstate 79, the following nine (9) courses and distances:



    1.  South 21 DEG.49'32" east, a distance of 57.47 feet to a point;



    2.  South 68 DEG.10'28" west, a distance of 15.00 feet to a point;



    3.  South 21 DEG.49'32" east, a distance of 171.20 feet to a point;



    4. Southeasterly along a curve to the right, said curve having a radius of 2799.93 feet, a chord of 77.01 feet, and a chord bearing of south 21 DEG.02'16" east an arc distance of 77.01 feet +- to a point;



    5.  North 69 DEG.45'00" east a distance of 15.00 feet to a point;



    6. Southeasterly along a curve to the right, said curve having a radius of 2814.93 feet, a chord of 343.68 feet, and a chord bearing of south 16 DEG.45'00" east an arc distance of 343.89 feet to a point;



    7.  South 76 DEG.45'00" west, a distance of 10.00 feet to a point;



    8. Southeasterly along a curve to the right, said curve having a radius of 2804.93 feet, a chord of 252.41 feet, and a chord bearing of south 10 DEG.40'16" east an arc distance of 252.49 feet to a point;



    9. South 4 DEG.17'56" east a distance of 1465.03 feet to the northeast corner of land of Floyd Humphrey;



thence north 89 DEG.11'27" west along north line of land Floyd Humphrey distance of 1183.94 feet to the southeast corner of land of Clare Mathieson; thence north 0 DEG.22'14" east along the east line of land of Clare Mathieson a distance of 2509.40 feet to the south right-of-way line of SR 0208; thence along the south right-of-way line of SR 0208 the following four (4) courses and distances:



    1. Easterly along a curve to the right, said curve having a radius of 1885.08 feet, a chord of 133.71 feet, and a chord bearing of north 85 DEG.38'13" east an arc distance of 133.74 feet to a point;



    2.  South 3 DEG.19'49" east a distance of 15.00 feet to a point;



    3. Easterly along a curve to the right, said curve having a radius of 1870.08 feet, a chord of 114.91 feet, and a chord bearing of north 88 DEG.25'48" east an arc distance of 114.93 to a point;



    4. South 89 DEG.48'34" east a distance of 207.61 feet to the northwest corner of land of Michael C. Kristyak and the point of beginning and containing 58.587 acres of land more or less according to a survey prepared by E. A. Winslow & Associates, Inc. dated February 4, 1993.



    Excepting therefrom and thereout all that certain parcel of land situate in Springfield Township, Mercer County, Pennsylvania being outlot #1 of the Grove City Factory Shops plan of lots prepared by E. A. Winslow & Associates, Inc. and dated 2/23/95 as revised 4/24/95 and being bounded and described as follows:



    Beginning at a two-inch (2") iron pipe on the south right-of-way line of SR 0208 at the northwest corner of land of Michael C. Kristyak and the northeast corner of the herein described parcel of land; thence South 0 degree 13 minutes 02 seconds west along the west line of land of Michael C. Kristyak a distance of 200.00 feet to an iron pin, thence South 3 degrees 19 minutes 30 seconds west along land of Grove City Factory Shops Partnership a distance of 30.48 feet to a point on a concrete curb; thence along land of Grove City Factory Shops Partnership and along the aforesaid concrete curb the following 10 courses and distances:



     1. Thence South 89 degrees 46 minutes 01 second west a distance of 196.63 feet to a point;



     2. Thence Westerly along a curve to the right, said curve having a radius of 100.00 feet, a chord of 28.74 feet and a chord bearing of North 81 degrees 44 minutes 14 seconds west an arc distance of 28.84 feet to a point;



     3. Thence North 73 degrees 28 minutes 44 seconds west a distance of 54.26 feet to a point;



     4. Thence Westerly along a curve to the left, said curve having a radius of
       60.00 feet, a chord of 17.26 feet and a chord bearing of North 81 degrees 44 minutes 13 seconds west an arc distance of 17.32 feet to a point;



     5. Thence due West a distance of 28.46 feet to a point;



     6. Thence Northwesterly along a curve to the right said curve having a radius of 44.00 feet, a chord of 60.37 feet and a chord bearing of North 46 degrees 40 minutes 41 seconds west an arc distance of 66.53 feet to a point;



     7. Thence North 3 degrees 21 minutes 25 seconds west a distance of 10.76 feet to a point;



     8. Thence Northerly along a curve to the right, said curve having a radius of 100.00 feet, a chord of 46.46 feet and a chord bearing of North 10 degrees 04 minutes 00 seconds east an arc distance of 46.88 feet to a point;



     9. Thence North 23 degrees 30 minutes 30 seconds east a distance of 109.78 feet to a point;



    10. Thence North 29 degrees 51 minutes 15 seconds east a distance of 10.20 feet to the south right-of-way line of SR 0208;



Thence in an Easterly direction along the south right-of-way line of SR 0208 along a curve to the right, said curve having a radius of 1870.08 feet, a chord of 105.14 feet and a chord bearing of North 88 degrees 36 minutes 23 seconds east an arc distance of 105.15 feet to a point; thence South 89 degrees 46 minutes 58 seconds east along the south right-of-way line of SR 0208 a distance of 207.61 feet to the point of beginning and containing 1.804 acres of land more or less.

TRACT 2:



    All that certain parcel of land situate in Springfield Township, Mercer County, Pennsylvania, bounded and described as follows:



    Beginning at a point on the east right-of-way line of Interstate 79 at the northwest corner of land now or formerly of D. George and the southwest corner of the herein described parcel of land; thence North 7 degrees 34 minutes 49 seconds West along the east line of Interstate 79 a distance of 1318.68 feet to a point; thence continuing along the east line of Interstate 79 along the arc of a curve to the right, said curve having a radius of 11,351.19 feet, a chord of
387.90 feet, and chord bearing of North 6 degrees 36 minutes 04 seconds West a distance of 387.91 feet to a point; thence continuing along the east line of Interstate 79 along the arc of a curve to the right, said curve having a radius of 1392.69 feet, a chord of 162.42 feet, and a chord bearing of North 4 degrees 08 minutes 44 seconds East a distance of 162.51 feet to a point; thence South 82 degrees 30 minutes 41 seconds East along the east line of Interstate 79 a distance of 10.00 feet to a point; thence continuing along the east line of Interstate 79 along the arc of a curve to the right, said curve having a radius of 1382.69 feet, a chord of 192.86 feet, and a chord bearing of North 11 degrees 29 minutes 16 seconds East a distance of 193.02 feet to a point; thence North 74 degrees 30 minutes 47 seconds West along the east line of Interstate 79 a distance of 10.00 feet to a point; thence continuing along the east line of Interstate 79 along the arc of a curve to the right, said curve having a radius of 1392.69 feet, a chord of 171.45 feet, and a chord bearing of North 19 degrees 00 minutes 58 seconds East a distance of 171.56 feet to a point; thence North 22 degrees 32 minutes 42 seconds East along the east line of Interstate 79 a distance of 55.20 feet to the southwest corner of land now or formerly of Gasoil Distribution Systems; thence South 89 degrees 40 minutes 15 seconds East along the south line of land now or formerly of Gasoil Distribution Systems a distance of 364.16 feet to a point; thence North 0 degrees 11 minutes 56 seconds East along the east line of land now or formerly of Gasoil Distribution Systems a distance of 150.00 feet to the southwest corner of a private right-of-way extending from this property to State Route 208 (SR 0208); thence South 58 degrees 25 minutes 52 seconds East along the south line of a private right-of-way and land now or formerly of Format Corp. a distance of 289.23 feet to a point; thence South 89 degrees 40 minutes 15 seconds East along the south line of land now or formerly of Format Corp. a distance of 167.00 feet to a point; thence South 0 degrees 19 minutes 45 seconds West along the west line of land now or formerly of Format Corp. a distance of 841.15 feet to a point; thence South 51 degrees 16 minutes 24 seconds East along the west line of land now or formerly of Format Corp. a distance of 500.00 feet to a point on the west line of land now or formerly of A. Nelson; thence South 50 degrees 54 minutes 53 seconds West along the west line of land now or formerly of A. Nelson a distance of 300.00 feet to a point; thence South 1 degree 32 minutes 35 seconds West along the west line of lands now or formerly of A. Nelson, R. Kildoo, and A. Nelson a distance of 899.04 feet to a point on the north line of land now or formerly of D. George; thence South 87 degrees 59 minutes 29 seconds West along the north line of land now or formerly of D. George a distance of 474.51 feet to a point; thence North 89 degrees 09 minutes 51 seconds West along the north line of land now or formerly of D. George a distance of 341.00 feet to the point of beginning and containing 47.979 acres of land more or less.



    Together with a private right-of-way extending from the north line of this property in a northerly direction to State Route 208 (SR 0208), bounded and described as follows: Beginning at a point on the centerline of State Route 208 (SR 0208) at the northeast corner of land now or formerly of Gasoil Distribution Systems and the northwest corner of land now or formerly of Format Corp.; thence South 89 degrees 40 minutes 15 seconds East along the centerline of State Route 208 (SR 0208) a distance of 100.00 feet to a point; thence South 0 degrees 11 minutes 56 seconds West a distance of 220.87 feet to the north line of the previously described parcel of land; thence North 58 degrees 25 minutes 52 seconds West along the north line of the previously described parcel of land a distance of 117.12 feet to the east line of land now or formerly of Gasoil Distribution Systems; thence North 0 degrees 11 minutes 56 seconds East along the east line of land now or formerly of Gasoil Distribution Systems a distance of 160.13 feet to the centerline of State Route 208 and the point of beginning and containing 0.437 acres of land more or less according to a survey prepared by E. A. Winslow & Associates, Inc. dated September 24, 1993 and revised September 28, 1993 and October 19, 1993.

TRACT 3:



    ALL THAT CERTAIN parcel of land situate in Springfield Township, Mercer County, Pennsylvania, being bounded and described as follows:



    BEGINNING  at a  point on  the centerline  of Veterans  Road (T-315)  at the southwest corner of land of G. Filer and the northwest corner of the herein described parcel of land; thence South 89 degrees 11 minutes 27 seconds East along the south line of land of G. Filer, C. Mathieson, and Grove City Factory Shops Partnership a distance of 2162.91 feet to a Pennsylvania Power Co. Monument on the west line of Interstate 79; thence South 4 degrees 17 minutes 56 seconds East along the west line of Interstate 79 a distance of 1219.11 feet to an iron pipe; thence South 89 degrees 24 minutes 50 seconds West along the north line of land of M. Hughes and C. Hosler, Jr. a distance of 1292.93 feet to an iron pin; thence South 67 degrees 31 minutes 08 seconds West along the north line of land of C. Hosler, Jr., a distance of 510.59 feet to a point in a pond at the southeast corner of land of J. Perry; thence North 33 degrees 52 minutes 31 seconds West along the east line of land of J. Perry a distance of 1225.07 feet to a point on the centerline of Veterans Road (T-315) thence North 30 degrees 06 minutes 34 seconds East along the centerline of Veterans Road (T-315) a distance of 148.45 feet to a point; thence in a northeasterly direction along the centerline of Veterans Road along the arc of a curve to the left, said curve having a radius of 1050.81 feet, a chord of 331.24 feet, and a chord bearing of North 21 degrees 02 minutes 28 seconds East 332.63 feet to the point of beginning according to an ATLA/ ACSM Land Title Survey prepared by E. A. Winslow & Associates, Inc., titled "Survey of Humphrey Land for Grove City Factory
Shops", File #1969, Sheet 1, dated October 18, 1995, and revised 11/17/95, 11/21/95 and 11/29/95.



    EXCEPTED from this description is the 1,033 Acre parcel of land described in the option to purchase granted to Pennsylvania Power Company by Norman Humphrey et al, dated June 6, 1995, and recorded at 95 DR 7295, the survey of which is recorded at 95 PL 13005-242.

                                  EXHIBIT B-1
          REMAINING PROJECT EXPENSES TO BE FUNDED FROM PHASE III LOAN



1. Fru-Con Construction Corporation extended general conditions in an amount not to exceed $48,165.



2.  Prime Phase II legal leasing expenses in a lump sum amount of $57,000.



3.  Prime Phase III legal leasing expenses in a lump sum amount of $51,000.



4.  Sanitary sewer costs in an amount not to exceed $10,000.



5.  Punch list rework in an amount not to exceed $15,000.



6.  Prime letter of credit in a lump sum of $2,879.



7.  Parking lot lighting repairs in an amount not to exceed $30,000.



8.  Brooks Brothers concrete repair in an amount not to exceed $5,000.



9.  E&S mechanical white box Phase I in a lump sum of $2,861.



                                                 FOR A GRAND TOTAL OF: $221,905.



                        ALL WORK TO BE COMPLETED WITHIN
                     12 MONTHS AFTER DATE OF PURCHASE AGREEMENT


                                     B-1-1

                                   EXHIBIT C
                                 PHASE IV PLANS



[Twenty-two pages of charts and a blueprint detailing the development budget of approximately $13.5 million for, and the layout of, Grove City Factory Shops - Phase IV]

                                   EXHIBIT D
             FORM OF ASSIGNMENT, ASSUMPTION AND INDEMNITY AGREEMENT



    THIS ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST ("Agreement") is made
and  entered into as of the      day of              , 19   , by and between THE
FRU-CON PROJECTS, INC., a Florida corporation ("Assignor") and PRIME RETAIL L.P., a Delaware limited partnership ("Assignee").



                                    RECITALS



    A. Fru-Con Development of Pennsylvania, Inc. ("FCDP") and Pittsburgh Factory Shops Limited Partnership ("PFSLP") formed GROVE CITY ACTORY SHOPS PARTNERSHIP, a Pennsylvania general partnership, (the "Partnership"), pursuant to the terms set forth in that certain Partnership Agreement, dated as of November 11, 1993, as amended by a First Amendment, dated as of December 10, 1993, a Second Amendment, dated as of December 28, 1993, a Third Amendment, dated as of March 22, 1994, a Fourth Amendment, dated as of September 30, 1994, a Fifth Amendment, dated as of December 20, 1994, a Sixth Amendment, dated as of August 10, 1995, and as may be further amended after the date of this Agreement (collectively, the "Partnership Agreement").



    B. Assignor and Assignee are the permitted successors, respectively, of FCDP and PFSLP, as the sole general partners of the Partnership, and Assignor owns a fifty percent (50%) general partnership interest in the Partnership (the "Partnership Interest").



    C. The Partnership owns certain real estate located in Springfield Township, Mercer County, Pennsylvania (the "Property") which is currently
improved  with              (      ) phases,  each phase  consisting of multiple
buildings or structures (which phases, together with the appropriate portions of the Property, are referred to collectively as the "Project").



    D. Pursuant to a certain Partnership Interest Purchase Agreement for Grove City Factory Shops Partnership by and between Assignor and Assignee, dated
           , (the "Purchase Agreement"), Assignor agreed to sell, assign and transfer the Partnership Interest to Assignee, and Assignee agreed to purchase and assume all liabilities of Assignor with respect to the Partnership Interest, on the terms set forth in this Agreement. Capitalized terms not defined herein are defined in the Purchase Agreement.



                                   AGREEMENT



    In consideration of the foregoing recitals (which are incorporated in this Agreement) and the mutual covenants, agreements and indemnities contained herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



    1. PURCHASE AND SALE. Subject to the terms and conditions hereof, Assignor hereby sells, conveys and assigns to Assignee, and Assignee hereby purchases and accepts from Assignor, all of Assignor's rights, title and interest in, to, against and from the Partnership Interest free and clear of all liens, encumbrances, security interests and other claims, including, without limitation, all earnings, profits, capital accounts and any distributions (excluding the Seller's Share of Partnership Distributable Funds which are distributable to Assignor as a partner, such funds to be remitted to Assignor in accordance with the terms of the Purchase Agreement) and other claims, actions and rights arising from or attributable to the Partnership Interest and fees and income payable to Assignor therefrom, as a general partner, by the Partnership (other than any management, development or other fees or leasing commissions for services performed by Assignor for the Partnership in a capacity other than as a partner in the Partnership) on and after the date of this Agreement, all rights to any capital of the Partnership, and all rights and powers of Assignor as a general partner of the Partnership, including, but not limited to, any rights and powers to vote on certain Partnership matters, any right to participate in administration of the Partnership's business and affairs, any right to acquire information or account of Partnership transactions, and any rights to inspect Partnership books, to the extent set forth in the Partnership Agreement and all proceeds of any and all of the foregoing.

    2. ASSUMPTION BY ASSIGNEE. Assignee hereby accepts this assignment and assumes all obligations and liabilities of Assignor with respect to the Partnership Interest and the Partnership arising or accruing on and after the date of this Agreement, whether contingent or absolute, known or unknown. Assignee agrees to observe and perform any and all of the terms, covenants, conditions, duties and obligations of Assignor with respect to the Partnership Interest and the Partnership.



    3. INCORPORATION OF PURCHASE AGREEMENT. This Agreement is executed in accordance with, and is subject to, all terms and provisions in the Purchase Agreement, which are incorporated herein by reference. In particular, the provisions of Paragraph 14 of the Purchase Agreement (Indemnification) are incorporated herein as if fully set forth in this Agreement.



    4.   SUCCESSORS AND  ASSIGNS.   All provisions  of this  Agreement shall  be
binding upon, inure to the benefit of, and be enforceable by or against, the parties hereto and their respective successors and assigns.



    5. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and interpreted in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.



                  [REMAINDER OF THIS PAGE INTENTIONALLY BLANK]

    IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed on the day and year first above written.



                                          "ASSIGNOR"



                                          THE FRU-CON PROJECTS, INC., a Florida
                                          corporation



                                          By:

                                          --------------------------------------


                                          Title:

                                          --------------------------------------


                                          "ASSIGNEE"



                                          PRIME RETAIL, L.P., a Delaware limited
                                          partnership



                                          By:  Prime Retail, Inc., a Maryland
                                               corporation, its general partner



                                          By:

                                          --------------------------------------


                                          Title:

                                          --------------------------------------

STATE OF

- ----------------------------

                                   ) SS:


COUNTY OF


- ----------------------------   )



    The   foregoing    instrument    was    acknowledged    before    me    this
- ------- day of
- --------------------- , 19
- ----, by
- ----------------------------, as
- ----------------------------   of   The  Fru-Con   Projects,  Inc.,   a  Florida
corporation.



    WITNESS my hand and official seal.



    My commission expires:

- ----------------------------


                                          Notary Public



(seal)



STATE OF

- ----------------------------

                                   ) SS:


COUNTY OF


- ----------------------------   )



    The   foregoing    instrument    was    acknowledged    before    me    this
- ------- day of
- --------------------- , 19
- ----, by
- ----------------------------, as
- ---------------------------- of Prime Retail, Inc., a Maryland corporation, general partner of Prime Retail, L.P., a Delaware limited partnership.



    WITNESS my hand and official seal.



    My commission expires:

- ----------------------------


                                          Notary Public



(seal)